Exhibit 15.1

January 13, 2009

ENSCO International Incorporated
500 North Akard Street
Suite 4300
Dallas, Texas  75201-3331

Re:  Registration Statements on Form S-3 (No. 333-37897) and Form S-8 (Nos. 333-58625, 333-10733, 33-40282, 333-97757, 333-125048 and 333-156530).

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 23, 2008 (except for the updated disclosures pertaining to the resegmenting as described in Note 13 as to which the date is January 13, 2009) related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act. It should be noted, we have not performed any procedures subsequent to October 23, 2008 (except for the updated disclosures pertaining to the resegmenting as described in Note 13 as to which the date is January 13, 2009).

/s/ KPMG LLP

Dallas, Texas